Exhibit 99.1

* SPECIMEN * 1 MAIN STREET ANYWHERE PA 99999-9999 VOTE ON INTERNET Go to http://www.vstocktransfer.com/proxy Click on Proxy Voter Login and log-on using the below control number. Voting will be open until 11:59 pm EST on [___][_], 2022. CONTROL # VOTE BY EMAIL Mark, sign and date your proxy card and return it to vote@vstocktransfer.com VOTE BY MAIL Mark, sign and date your proxy card and return it in the envelope we have provided. VOTE AT MEETING If you would like to vote in person, please attend the meeting at the offices of McDermott, Will & Emery, LLP at One Vanderbilt Avenue, New York, New York 10017 on [___][_], 2022 at __:__ Eastern Time. Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope. Extraordinary General Meeting Proxy Card - CHW Acquisition Corporation DETACH PROXY CARD HERE TO VOTE BY MAIL THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 THROUGH 8. (1) To approve by special resolution under Cayman Islands law, the change of CHW’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands pursuant to Article 46 of the Amended and Restated Memorandum and Articles of Association of CHW and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware and conditional upon, and with effect from, the registration of CHW in the State of Delaware as a corporation with the laws of the State of Delaware, the change of CHW Acquisition Corporation’s name to “Wag! Group Co.” (the “Domestication” and such proposal, the “Domestication Proposal”); VOTE FOR ABSTAIN VOTE AGAINST (2) To approve to by ordinary resolution under Cayman Islands law, assuming the Domestication Proposal is approved and adopted, the adoption of the Business Combination Agreement, dated as of February 2, 2022, as amended from time to time, by and among CHW, CHW Merger Sub Inc. (“Merger Sub”) and Wag Labs, Inc. (“Wag!”) (the “Business Combination Agreement”), pursuant to which at least one business day, but no more than two business days, following the closing of the Domestication (the “Acquisition Closing Date”), Merger Sub will merge with and into Wag! (the “Acquisition Merger” and, together with the Domestication, the “Merger Steps” and, together with all other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with Wag! surviving the Acquisition Merger as a wholly owned subsidiary of New Wag!, the post-Domestication company (“New Wag!”) (such proposal, the “Business Combination Proposal”). VOTE FOR ABSTAIN VOTE AGAINST (3) To approve by special resolution under Cayman Islands law, assuming the Domestication Proposal and the Business Combination Proposal are approved and adopted, the amendment and restatement of the Memorandum and Articles of Association by their deletion and replacement in their entirety with the proposed new certificate of incorporation (the “Proposed Charter”) and bylaws (the “Proposed Bylaws,” and, together with the Proposed Charter, the “Proposed Organizational Documents”) of New Wag!, which, if approved, would take effect at the time of the Domestication (we refer to this proposal as the “Organizational Documents Proposal”); VOTE FOR VOTE AGAINST ABSTAIN (4) To approve as ordinary resolutions, on a non-binding advisory basis, certain governance provisions in the Proposed Charter, which are being presented separately in accordance with United States Securities and Exchange Commission (the “SEC”) guidance to give shareholders the opportunity to present their separate views on important corporate governance provisions, as four sub-proposals (which proposals we refer to, collectively, as the “Advisory Charter Proposals”). (4A) To authorize capital stock of 111,000,000 shares, consisting of 110,000,000 shares of common stock, par value $0.0001 per share (“common stock”) and (ii) 1,000,000 shares of preferred stock; VOTE FOR VOTE AGAINST ABSTAIN (4B) To provide that (i) any amendment to the Proposed Bylaws will require the approval of either the New Wag!’s board of directors or the holders of at least sixty-six and two-thirds percent (662⁄3%) of the voting power of New Wag!’s then-outstanding shares of capital stock entitled to vote generally in an election of directors, voting together as a single class; and (ii) any amendment to certain provisions of the Proposed Charter will require the approval of the holders of at least sixty-six and two-thirds percent (662⁄3%) of the voting power of New Wag!’s then-outstanding shares of capital stock entitled to vote generally in an election of directors, voting together as a single class; VOTE FOR VOTE AGAINST ABSTAIN 90.00 AC:ACCT9999 * SPECIMEN * ABSTAIN

CHW ACQUISITION CORPORATION Extraordinary General Meeting of Shareholders [___][_], 2022 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHW ACQUSITION CORPORATION The undersigned, a shareholder of CHW Acquisition Corporation (the “Company” or “CHW”), a Cayman Islands exempted company, hereby appoints Jonah Raskas and Mark Grundman, and each of them individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and otherwise act on behalf of the undersigned at the extraordinary general meeting of shareholders of the Company to be held at the offices of McDermott Will & Emery, LLP on [___][_] 2022, at [TIME] Eastern time, or at any adjournment(s) or postponement(s) thereof, with respect to all of the ordinary shares, $0.0001 par value, of the Company (the “Shares”) which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, provided said proxies are authorized and directed to vote as indicated with respect to the matter set forth below this Proxy. Subject to applicable law and the rules of Nasdaq, in the absence of such instructions, the Shares represented by properly executed and received proxies will be voted “FOR” the proposed resolution to be presented to the extraordinary general meeting or any adjournment(s) or postponement(s) thereof for which the board of directors of the Company recommends a “FOR” vote. This proxy also delegates, to the extent permitted by applicable law, discretionary authority to vote with respect to any other business which may properly come before the extraordinary general meeting or any adjournment(s) or postponement(s) thereof. Capitalized terms used but not defined on the proxy card have the meanings set forth in the Company’s preliminary proxy statement and prospectus dated [_], 2022. (4C) To provide that the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware, shall be the exclusive forum for certain actions and claims; VOTE FOR ABSTAIN VOTE AGAINST (4D) To eliminate various provisions in the Existing Organizational Documents applicable only to blank check companies, including the provisions requiring that CHW have net tangible assets of at least $5,000,001 immediately prior to, or upon consummation of, a business combination; VOTE FOR ABSTAIN VOTE AGAINST (5) To approve by ordinary resolution under Cayman Islands law, assuming the Domestication Proposal, the Business Combination Proposal and the Organizational Documents Proposal are approved and adopted, for the purposes of complying with the applicable listing rules of the Nasdaq Capital Market (“Nasdaq”), (a) the issuance of shares of common stock in connection with the Acquisition Merger, and (b) the issuance of shares of common stock pursuant to the PIPE and Backstop Subscription Agreement (as defined below), copies of which are attached to this proxy statement/prospectus as Annex G (we refer to this proposal as the “Nasdaq Proposal”); VOTE FOR VOTE AGAINST ABSTAIN (6) To approve by ordinary resolution, assuming the Nasdaq Proposal is approved and adopted, the Wag! Group Co. 2022 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), a copy of which is attached to this proxy statement/prospectus as Annex E (we refer to this proposal as the “Omnibus Incentive Plan Proposal”); VOTE FOR VOTE AGAINST ABSTAIN (7) To approve by ordinary resolution, assuming the Nasdaq Proposal is approved and adopted, the Wag! Group Co. 2022 Employee Stock Purchase Plan (the “ESPP”), a copy of which is attached to this proxy statement/prospectus as Annex F (we refer to this proposal as the “ESPP Proposal” and, collectively with the Domestication Proposal, the Business Combination Proposal, the Organizational Documents Proposal, the Nasdaq Proposal and the Omnibus Incentive Plan Proposal, the “Condition Precedent Proposals”); VOTE FOR VOTE AGAINST ABSTAIN (8) To approve by ordinary resolution under Cayman Islands law the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, any of the Condition Precedent Proposals would not be duly approved and adopted by our shareholders or we determine that one or more of the closing conditions under the Business Combination Agreement is not satisfied or waived (we refer to this proposal as the “Adjournment Proposal”). VOTE FOR VOTE AGAINST ABSTAIN Shareholders entitled to notice of and to vote at the annual general meeting or at any adjournment(s) or postponement(s) thereof shall be determined as of the close of business on [___][_], 2022, the record date fixed by the board of directors of the Company for such purpose. The signer hereby revokes all previous proxies given by the signer to vote at the annual general meeting or any adjournments thereof. Signature, if held jointly Signature Date ________________ ________________________ ________________________ Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person. To change the address on your account, please check the box at right and indicate your new address. (4E) To provide lock-up provisions restricting the transfer of common stock in the Proposed Bylaws. VOTE FOR VOTE AGAINST ABSTAIN